EXHIBIT 10.4

EMPLOYEE

Form of Performance-based
Restricted Stock Award

Granted by

OBA FINANCIAL SERVICES, INC.

under the

OBA FINANCIAL SERVICES, INC.
2011 EQUITY INCENTIVE PLAN

This Restricted Stock Award Agreement (the “Restricted Stock Award” or this “Agreement”) is and will be subject in every respect to the provisions of the 2011 Equity Incentive Plan (the “Plan”) of OBA Financial Services, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided to each person granted a Restricted Stock Award pursuant to the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant _____________________________________________________

2.	Date of Grant: July 21, 2011

3.	Total number of shares of Company common stock, $0.01 par value per share, covered by the Restricted Stock Award: ____________________________________
(subject to adjustment pursuant to Section 9 hereof).

4.
Vesting Schedule. Except as otherwise provided in this Agreement, this Restricted Stock Award first becomes earned in accordance with the vesting schedule specified in Exhibit A attached to this Agreement.   In addition, vesting will automatically accelerate pursuant to Section 2.5 of the Plan (in the event of death or Disability or Involuntary Termination of Employment following a Change in Control).

5.	Grant of Restricted Stock Award.

The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be either registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock, or registered in the name of, and delivered to, the Participant.  Notwithstanding the foregoing, the Company may, in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.

If certificated, the certificates evidencing the Restricted Stock Award will bear a legend restricting the transferability of the Restricted Stock.  The Restricted Stock awarded to the Participant will not be sold, encumbered hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.

6.	Voting and Dividends.

The Participant will have the right to vote the shares of Restricted Stock awarded hereunder.

Any cash dividends declared on the non-vested Restricted Stock (and any earnings thereon) shall be immediately distributed to the Participant.

7.	Delivery of Shares.

Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.	Adjustment Provisions.

This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.3 of the Plan.

9.	Effect of Termination of Service on Restricted Stock Award.

10.1	This Restricted Stock Award will vest as follows:

(i)
Death.  In the event of the Participant’s Termination of Service by reason of the Participant’s death, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not fully vested, at the date of Termination of Service.

(ii)
Disability.  In the event of the Participant’s Termination of Service by reason of Disability, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not fully vested, at the date of Termination of Service.

(iii)	Termination for Cause. In the event of the Participant’s Service has been terminated for Cause, all Restricted Stock granted to a Participant that has not vested will expire and be forfeited.

(iv)	Change in Control. In the event of an Involuntary Termination of Employment following a Change in Control, all Restricted Stock Awards will vest as to all shares subject to an outstanding Award, whether or not fully vested, at the date of the Involuntary Termination of Employment.  A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

(v)
Other Termination.  In the event of a Participant Termination of Service for any reason other than due to death, Disability, for Cause or following a Change in Control, all shares of Restricted Stock awarded to the Participant which have not vested as of the date of Termination of Service will expire and be forfeited.

10.	Miscellaneous.

11.1	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

11.2	Restricted Stock Awards are not transferable prior to the time such Awards vest in the Participant.

11.3	This Restricted Stock Award and this Agreement will be governed by and construed in accordance with the laws of the State of Maryland.

11.4
This Restricted Stock Award and this Agreement is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.

OBA FINANCIAL SERVICES, INC.

By: __________________________________

Its: __________________________________

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the 2011 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2011 Equity Incentive Plan.

PARTICIPANT

______________________________________

EXHIBIT A

VESTING SCHEDULE

The Restricted Stock Awards granted under the Plan may vest in five (5) annual installments, provided that the performance metrics are achieved, as follows:

Number of Restricted Stock Awards	Performance Metric Determined at FYE	Annual Increase in Tangible Book Value Per Share

	June 30, 2012	$0.20
	June 30, 2013	$0.25
	June 30, 2014	$0.30
	June 30, 2015	$0.40
	June 30, 2016	$0.50
		$1.65

The number of restricted stock awards that will become vested is the product of (i) the number of restricted stock awards that may vest, and (ii) the percentage of the performance metric obtained.

Example 1:  50% of Performance Metric is Achieved.  The Committee determines that, on June 30, 2012, the increase in Tangible Book Value Per Share is $0.10.  Since only 50% of the target was achieved, _____ (______ times 50%) shares of restricted stock will vest.

Example 2:  Shortfall from Year One Does Not Carryover.  The Committee determines that, on June 30, 2013, the increase in Tangible Book Value from June 30, 2012 to June 30, 2013 is $0.25.  Therefore, _______ shares of restricted stock will vest.  The shortfall from the first year of vesting ($0.10) does not carryover to the second year.

The number of restricted stock awards that may vest is determined cumulatively, as illustrated in the following example.

Example 3: Catch-Up Vesting Due to Exceeding Performance Metric. Same facts as in Example 1.  The Committee determines that, on June 30, 2013, Tangible Book Value has increased $0.35 from June 30, 2012 – June 30, 2013.  Since the performance metric for fiscal year end June 30, 2013 was achieved (e.g., $0.25), the Executive will vest in ______ shares.  In addition, the additional $0.10 increase in Tangible Book Value allows the Executive to vest in an additional _______ shares from year 1 (since these shares did not otherwise vest in year 1).

Example 4:  150% of Performance Metric is Achieved.  The Committee determines that, on June 30, 2012, the increase in Tangible Book Value is $0.30.  Therefore, _______ shares of restricted stock will vest.  The additional $0.10 increase in Tangible Book Value will count towards measuring the performance metric in the following year.

Amounts Subject To Tax Each July 21 – Date of Vesting and Employment Requirement:  The Participant must be employed, except in the event of death or disability, as of the applicable July 21 following the applicable fiscal year end to vest and to receive the number of shares calculated in accordance with the above examples.

Example 5:  Same facts as in Example 1.  The Participant will receive the ________ shares only if the Participant is employed on July 21, 2012 (or earlier, if the Participant experiences death or disability between June 30, 2012 and July 20, 2012).  For income tax purposes, compensation income will be determined as of July 21, 2012 (assuming the Participant is employed on July 21, 2012 and the amount of compensation income will be based on the fair market value of the shares vesting on July 21, 2012).  For the avoidance of doubt, the Participant will become vested in all non-vested restricted stock awards upon an Involuntary Termination of Employment following a Change in Control on the date of such event.

Tangible Book Value:  The Committee has sole discretion to determine whether the performance measures have been achieved.  In determining whether Tangible Book Value targets have been met, credit will be given for dividends declared or paid to stockholders, the expense to the Company related to restricted stock awards and any other item the Committee deems appropriate.

EXHIBIT B

ACKNOWLEDGMENT OF RECEIPT OF EARNED SHARES

I hereby acknowledge the delivery to me by OBA Financial Services, Inc. (the “Company”) or its affiliate on _____________________________, of stock certificates for ____________________ shares of common stock of the Company earned by me pursuant to the terms and conditions of the Restricted Stock Agreement and the OBA Financial Services, Inc. 2011 Equity Incentive Plan, which shares were transferred to me on the Company’s stock record books on ____________________.

Date: ____________________	______________________________________
Participant’s signature